Exhibit 1(c)


                      THE EMPIRE DISTRICT ELECTRIC COMPANY


                              FIRST MORTGAGE BONDS


                          STANDARD PURCHASE PROVISIONS


                                    INCLUDING


                           FORM OF PURCHASE AGREEMENT

                      The Empire District Electric Company

                           Form of Purchase Agreement

                              First Mortgage Bonds




                                                             -------------------
                                                                    (Date)


The Empire District Electric Company
602 Joplin Street
Joplin, Missouri  64801

Ladies and Gentlemen:

     We refer to the First Mortgage Bonds of The Empire District Electric Company (the "Company"), a Kansas corporation, covered by Registration Statement No. 333-______, which became effective on _________________ (the "Registration Statement"). On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, the respective principal amounts of the Company's First Mortgage Bonds referred to below (the "Purchased Bonds") set forth opposite the name of each Purchaser on Schedule A hereto.

     The price at which the Purchased Bonds shall be purchased from the Company by the Purchasers shall be ______% plus accrued interest, if any, from ____________. The initial public offering price shall be _____% plus accrued interest, if any, from ______________. The Purchased Bonds will be offered as set forth in the Prospectus Supplement relating to such Purchased Bonds.

                  The Purchased Bonds will have the following terms:

                  Title of Bonds:

                  Interest Rate:                          ___% per annum

                  Interest Payment Dates:                 ______________

                  Maturity:                               ______________

                  Redemption Provisions:                  ______________

                  Sinking Fund:                           ______________

                  The "Closing Date" (as defined in
                  Section 2 of the Company's Standard
                  Purchase Provisions


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                                      -2-



                  -- First Mortgage
                  Bonds) shall be:
                                                          ______________

                  The closing of the purchase and sale
                  of the Purchased Bonds shall take
                  place at:                               ______________

                  The purchase price for the Purchased
                  Bonds shall be paid by:
                                                          ______________
                  The funds used to pay for the
                  Purchased Bonds shall be:               ______________

                  Other:                                  ______________

                  Delayed Delivery                        [Authorized]/[Not
                  Contracts:                              authorized]

                      [Delivery Date                      ______________

                  Minimum principal amount of
                  Purchased Bonds to be sold
                  pursuant to any Delayed Delivery
                  Contract:
                                                          ______________

                  Maximum aggregate principal amount
                  of Purchased Bonds to be
                  sold pursuant to all Delayed
                  Delivery Contracts:

                                                          ______________

                  Compensation to Purchasers:             ______________](a)


     Notice to the Purchasers shall be sent to the addresses as set forth on Schedule A hereto.

     If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with this financing, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.


----------

(a)  To be used if Delayed Delivery Contracts are authorized.

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                                      -3-


     All of the provisions contained in the document entitled "The Empire District Electric Company, Standard Purchase Provisions--First Mortgage Bonds," a copy of which has been previously furnished to us (the "Standard Purchase Provisions"), are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.



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                                      -4-




     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                             Very truly yours,


                             [NAME OF PURCHASER]


                             By:
                                 ----------------------------------------
                                    Name:
                                    Title:
                                    Acting on behalf of itself and as
                                    Representative(s) of the several
                                    Purchasers named in
                                    Schedule A hereto.(a)



The foregoing Purchase
Agreement is hereby confirmed
as of the date first above written

THE EMPIRE DISTRICT ELECTRIC COMPANY


By: _______________________________
       Name:
       Title:




----------

(a) To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.



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                        SCHEDULE A TO PURCHASE AGREEMENT


                                                          Principal Amount
                     Address and                          of Purchased Bonds
Name                 Telecopier Number                    to Be Purchased
----                 -----------------                    ---------------


                                                          ---------------
                                          Total           $
                                                          ===============


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                      THE EMPIRE DISTRICT ELECTRIC COMPANY

              STANDARD PURCHASE PROVISIONS -- FIRST MORTGAGE BONDS


     From time to time, The Empire District Electric Company, a Kansas corporation ("Company"), may enter into purchase agreements that provide for the sale of a designated series of First Mortgage Bonds to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

     1. Introductory. The Company proposes to issue and sell from time to time First Mortgage Bonds registered under the registration statement referred to in
Section 3(a) ("Bonds"). The Bonds will be issued under an Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944 ("Original Mortgage"), by and between the Company and The Bank of New York and UMB Bank & Trust, N.A., as trustees ("Trustees"), as supplemented and amended, including by a supplemental indenture ("Supplemental Indenture") pertaining to the particular series of Bonds involved in the offering (the Original Mortgage as so amended and supplemented, the "Indenture") and will have varying designations, interest rates and terms of payment of interest, maturities, redemption and sinking fund provisions, if any, and other terms, with all of such terms for any particular series of Bonds being determined at the time of sale and being as set forth in the Purchase Agreement and Supplemental Indenture relating to such series of Bonds. The Bonds referred to in Schedule A of the Purchase Agreement are hereinafter referred to as the "Purchased Bonds." The firm or firms, as the case may be, which agree to purchase the Purchased Bonds are hereinafter referred to as the "Purchasers" of such Purchased Bonds. The terms "you" and "your" refer to those Purchasers (or the Purchaser) who sign the Purchase Agreement either on behalf of themselves (or itself) only or on behalf of the several Purchasers named in Schedule A thereto, as the case may be. Purchased Bonds to be purchased by Purchasers are herein referred to as "Purchasers' Bonds," and any Purchased Bonds to be purchased pursuant to Delayed Delivery Contracts (as defined below) as hereinafter provided are herein referred to as "Contract Bonds."

     2. Sale and Delivery of the Bonds. Subject to the terms and conditions set forth in this Agreement, the Company will deliver the Purchasers' Bonds to you for the account of the Purchasers, at the place set forth in the Purchase Agreement against payment of the purchase price therefor by wire transfer or certified or official bank check or checks in immediately available funds or clearing house funds payable to the order of the Company, all as set forth in the Purchase Agreement, at the time set forth in the Purchase Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to the Closing Date, the Purchasers' Bonds so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full

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                                      -2-


business days prior to the Closing Date, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

     If any Purchase Agreement provides for sales of Purchased Bonds pursuant to delayed delivery contracts, the Company authorizes the Purchasers to solicit offers to purchase Contract Bonds pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (the "Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. Each Delayed Delivery Contract shall provide for the purchase and sale of a principal amount of Contract Bonds not less than the amount set forth in the Purchase Agreement and the aggregate principal amount of all Contract Bonds shall not exceed the amount set forth in the Purchase Agreement. On the Closing Date, the Company will pay you as compensation, for the accounts of the Purchasers, the compensation set forth in such Purchase Agreement in respect of the principal amount of Contract Bonds. The Purchasers will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Bonds shall be deducted from the Purchased Bonds to be purchased by the several Purchasers and the aggregate principal amount of Purchased Bonds to be purchased by each Purchaser shall be reduced pro rata in proportion to the principal amount of Purchased Bonds set forth opposite each Purchaser's name in such Purchase Agreement, except to the extent that you determine that such reduction shall be otherwise allocated and so advise the Company.

     3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

          (a) The registration statement referred to in the Purchase Agreement and relating to the Bonds, including a prospectus and all documents incorporated by reference therein, has been filed on Form S-3 with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, including the prospectus supplement with respect to the offering of Purchased Bonds referred to in Section 2 (the "Prospectus Supplement") and all prior amendments and supplements thereto (other than supplements and amendments relating to securities that are not Purchased Bonds), including all documents filed as a part thereof or incorporated therein pursuant to Item 12 of Form S-3 (other than the Statements of Eligibility and Qualification of the Trustees (the "Forms T-1")), is hereinafter referred to as the "Registration Statement" and such prospectus, as so amended or supplemented (including all material so incorporated by reference therein) in the form first filed by the Company pursuant to Rule 424(b) under the Act is hereinafter referred to as the "Prospectus."

          (b) The Registration Statement and the Prospectus conform in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the pertinent published rules and regulations ("Rules and Regulations") of the Commission, and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing


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                                      -3-


     does not apply to statements or omissions in either of such documents based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the pertinent published rules and regulations thereunder (the "Exchange Act Rules and Regulations") and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Company has an authorized capitalization as set forth in the Prospectus.

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

          (e) The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has no "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

          (f) The Company (1) is not in violation of its charter or by-laws, (2) is not in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (3) is not in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject and has not failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clause (2) or (3) above, for any such default, violation or failure that would not reasonably be expected to result in a Material Adverse Effect.

          (g) The execution, delivery and performance of this Agreement and the issuance of the Purchased Bonds and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or its respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except for any such conflict, breach or default which would not reasonably be expected to result in a Material Adverse Effect.

          (h) The Indenture has been duly authorized by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

          (i) The Purchased Bonds have been duly authorized by the Company and when executed and delivered by the Company against payment therefore in accordance with the Agreement will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

          (j) This Agreement has been duly authorized, executed and delivered by the Company.

          (k) The Purchased Bonds and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

          (l) The Company has obtained or made all approvals, authorizations, consents or orders of or filings with any national, state or local governmental or regulatory commission, board, body, authority or agency required in connection with the issuance and sale of the Purchased Bonds or the consummation by the Company of the transactions as contemplated hereby other than any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Purchased Bonds are being offered by the Purchasers.

          (m) There are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of its officers is a party or of which any of its properties is subject, at law, in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to result in a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

          (n) The audited financial statements included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise set forth therein. The interim unaudited financial statements included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified subject to year-end adjustments; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise set forth therein.

          (o) The accountants who certified the audited financial statements of the Company and supporting schedules and notes thereto incorporated by reference in the Prospectus are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (the "PCAOB").

          (p) The Company is not, and, as of the Closing Date after giving effect to the application of the net proceeds as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (q) The Company, and its directors and officers in their capacity as such, have each complied, and currently are in compliance, in all material respects with the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission and the New York Stock Exchange issued or adopted in connection therewith.

          (r) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the actual knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not reasonably be expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have actual knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not reasonably be expected to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (s) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and (i) such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities;
     (ii) such disclosure controls and procedures are effective to perform the functions for which they were established; and (iii) since the date of the most recent evaluation there have been no changes in the Company's internal control over financial reporting that have materially affected, or are reasonably likely to materially affect the Company's internal control over financial reporting. Based on the most recent evaluation of internal control over financial reporting, the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (t) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, as supplemented or amended, there has been no material adverse change in the financial position or results of operations of the Company.

          (u) The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate, in the good faith judgment of management, to protect the Company and its business.

          (v) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

     4. Agreements of the Company. The Company agrees with the several Purchasers that:

          (a) The Company will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus with respect to any Purchased Bonds, and will furnish you a copy thereof prior to the filing thereof with the Commission.

          (b) The Company will furnish to you copies of the registration statement relating to the Bonds as originally filed and all amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission), each related prospectus, the Prospectus, and all amendments and supplements to such documents (except amendments to exhibits and supplements relating to Bonds that are not Purchased Bonds), in each case as soon as available and in such quantities as you reasonably request for the purposes contemplated by the Act.


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                                      -7-


          (c) If at any time when a prospectus relating to the Purchased Bonds is required to be delivered under the Act or the Rules and Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Purchasers and promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or any appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or an amendment which will effect such compliance, and deliver in connection therewith, such Prospectus or amendments or supplements to the Purchasers in such quantity as may be necessary to permit compliance with the requirements of the Act and the Rules and Regulations, provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Purchasers to so notify the Company cancels the Company's obligation under this
     Section 4(c)), and provided further that any such Prospectus or amendment or supplement required later than nine months from the date hereof shall be furnished at the Purchasers' sole expense.

          (d) The Company will cooperate with the Purchasers in taking such action as may be necessary to qualify the Purchased Bonds for offering and sale under the securities laws of any state or jurisdiction of the United States as the Purchasers may reasonably request and will use its best efforts to continue such qualification in effect so long as required for the distribution of the Purchased Bonds; provided, however, that the Company shall not be required to qualify as a foreign corporation, or to file a general consent to service of process, in any such state or jurisdiction or to comply with any other requirement deemed by the Company to be unduly burdensome.

          (e) The Company will make generally available to its security holders as soon as practicable an earning statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement.

          (f) For a period of one year, the Company will furnish to you copies of any report or definitive proxy statement which the Company shall file with the Commission under the Exchange Act, and copies of all reports and communications which shall be sent to stockholders generally, at or about the time such reports and other information are first furnished to stockholders generally. For purposes of this clause (f), any information filed by the Company on the Commission's EDGAR system will be deemed furnished to you in satisfaction of this clause (f).

          (g) The Company will apply the net proceeds from the offering of the Purchased Bonds as set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

          (h) The Company will record and file the Supplemental Indenture pertaining to the Purchased Bonds in each place in which such recording or filing is required to protect and preserve the lien of the Indenture and will pay all taxes and recording fees required to be paid with respect to the execution, recording and filing of the Supplemental Indenture and the issuance of the Purchased Bonds.

          (i) If a public offering of the Purchased Bonds is to be made, the Company will not offer or sell any of its other debt securities which are substantially similar to the Purchased Bonds prior to ten business days after the Closing Date without the consent of the Purchasers.

          (j) The Company will advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Purchased Bonds for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the prompt withdrawal of such order.

     5. Expenses. The Company and the Purchasers agree as follows:

          (a) The Company, whether or not the transactions contemplated hereunder are consummated, will (except as provided in Section 4(c) hereof) pay all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all costs and expenses in connection with: (i) the preparation and filing of the Registration Statement, Prospectus and Indenture and any supplements or amendments thereto; (ii) the preparation, issuance and delivery to the Purchasers of the Purchasers' Bonds and the preparation, issuance and delivery to the purchasers thereof of the Contract Bonds; (iii) the reproduction or printing and mailing in reasonable quantities of the Registration Statement, the Supplemental Indenture, amendments thereto, each preliminary prospectus, the Prospectus and any amendments or supplements thereto, this Agreement, any Blue Sky memoranda and legal investment survey delivered to the Purchasers; (iv) reasonable filing fees and expenses (including legal fees and disbursements, not in excess of $5,000) incurred in connection with the qualification of the Purchased Bonds under the Blue Sky or securities laws of the various states, and the preparation of Blue Sky memoranda and legal investment survey for the offering; (v) the fees and expenses of the accountants and the counsel for the Company; (vi) the fees of the Trustees and any agent of the Trustees (including legal fees and disbursements, if any, of counsel to the Trustees); (vii) any fees payable to investment rating agencies with respect to the Purchased Bonds; and
     (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

          (b) The Purchasers will pay (i) the fees and disbursements of their respective counsel, except as set forth in Section 5(a) and in Section 9(c) and (ii) their own out-of-pocket expenditures.

     6. Conditions of the Purchasers' Obligations. The obligations of the Purchasers to purchase and pay for the Purchasers' Bonds shall be subject in their discretion to the accuracy of and compliance in all material respects with the representations and the warranties of the Company herein contained as of the date hereof and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission prior to the Closing Date.

          (b) You shall have received an opinion, dated the Closing Date, of Anderson & Byrd, counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Bonds have been obtained; any conditions in such approvals required to be satisfied prior to the issuance of the Purchased Bonds have been duly satisfied; such approvals are in full force and effect; and no further approval, authorization, consent or other order of any public board or body in the State of Kansas is legally required for the issuance, sale and delivery of the Purchased Bonds or the execution, delivery and performance by the Company of the Supplemental Indenture, the Purchased Bonds, any Delayed Delivery Contracts or this Agreement (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of said state);

               (iii) Neither the issuance, sale and delivery of the Purchased Bonds nor the execution, delivery and performance by the Company of this Agreement, any Delayed Delivery Contract or the Purchased Bonds will conflict with, violate or result in a breach of any Kansas law or administrative regulation, or any court decree known to such counsel, applicable to the Company (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of said state); and

               (iv) This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

          (c) You shall have received an opinion, dated the Closing Date, of Spencer, Scott & Dwyer, P.C., Missouri counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a for-eign corporation in good standing in the States of Arkansas, Missouri and Oklahoma, which are the only jurisdictions (other than Kansas) in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) The Company holds all the valid and subsisting franchises which are necessary to authorize it to carry on the utility businesses in which it is engaged as described in the Prospectus;

               (iii) The Purchasers' Bonds have been duly authorized, executed, issued and delivered by the Company and constitute, and the Contract Bonds have been duly authorized and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers pursuant to Delayed Delivery Contracts will constitute, valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the Indenture or by general principles of equity and, (A) as to the Company's interest in the Iatan Generating Station, except as the same may be limited by the terms of the Iatan Station Ownership Agreement, dated July 31, 1978, among Kansas City Power & Light Company, St. Joseph Light & Power Company and the Company and of any other agreements by the Company relating to its interest in such station and (B) as to the Company's interest in the State Line Combined Cycle Generating Facility, except as the same may be limited by the terms of the Agreement for the Construction, Ownership and Operation of State Line Combined Cycle Generating Facility, dated July 26, 1999, as amended, among the Company, as an owner, Westar Generating, Inc., as an owner and the Company, as agent and of any other agreements by the Company relating to its interest in such facility;

               (iv) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the Indenture or by general principles of equity and, (A) as to the Company's interest in the Iatan Generating Station, except as the same may be limited by the terms of the Iatan Station Ownership Agreement, dated July 31, 1978, among Kansas City Power & Light Company, St. Joseph Light & Power Company and the Company and of any other agreements by the Company relating to its interest in such station and (B) as to the Company's interest in the State Line Combined Cycle Generating Facility, except as the same may be limited by the terms of the Agreement for the Construction, Ownership and Operation of State Line Combined Cycle Generating Facility, dated July 26, 1999, as amended, among the Company, as an owner, Westar Generating, Inc., as an owner and the Company, as agent and of any other agreements by the Company relating to its interest in such facility;

               (v) The Indenture constitutes a direct and valid mortgage lien upon substantially all of the properties and assets of the Company specifically or generally described or referred to in the Indenture as being subject to the lien thereof (except such property as may have been disposed of, or released from the lien thereof, in accordance with the terms thereof) and will create a similar lien upon all properties and assets acquired by the Company after the date hereof located in counties in which the Indenture has been recorded and required to be subjected to the lien of the Indenture when acquired by the Company; the Indenture (except as otherwise herein stated with respect to the Supplemental Indenture) has been duly recorded as a mortgage of real estate or recorded or filed as a chattel mortgage in each county or recording or filing district in which any of the properties or assets of the Company subject to the lien of the Indenture are situated; the Supplemental Indenture has been filed for record as a mortgage of real estate in Cherokee County, Kansas and in Jasper, Lawrence, and Newton Counties, Missouri (and specifying any other recording or filing at the Closing Date) and, upon the Supplemental Indenture being duly filed and recorded as a mortgage of real estate in all other counties in the States of Arkansas, Kansas and Missouri in which real estate subject to the lien of the Indenture is located and being filed as a chattel mortgage in the office of the Secretary of State of each of the States of Kansas, Missouri and Oklahoma, and upon the filing of an appropriate amendment to a financing statement in the office of the Secretary of State of the State of Arkansas, no further recording or filing and, under present law, no periodic or other re-recording or refiling of the Indenture or any other instrument will be required in order to preserve and protect the lien of the Indenture either as a mortgage on real estate or as a chattel mortgage except that if the Company shall hereafter acquire property in any county in which the Indenture shall not be of record, further recording or filing may be required, depending upon the law of the State in which such county is located;

               (vi) All taxes and recording fees required by the laws of the States of Arkansas, Kansas, Missouri and Oklahoma to be paid with respect to the execution, recording or filing of the Indenture and the issuance of the Purchased Bonds have been paid except such fees as are not payable until the filing for record of the Supplemental Indenture in the offices mentioned in the next preceding paragraph in which it has not been filed on the Closing Date, provision for the payment of which fees has been made by the Company, and upon payment of such fees by the Company no taxes or recording fees required by the laws of the States of Arkansas, Kansas, Missouri and Oklahoma with respect to the execution, recording or filing of the Indenture or the issuance of the Purchased Bonds will be payable;

               (vii) The Company has good and marketable title in fee simple to substantially all real and fixed properties and good and marketable title to substantially all other properties and assets specifically or generally described or referred to in the Indenture as being subject to the lien thereof (except such property as may have been disposed of, or released from the lien thereof, in accordance with the terms thereof), in each case free and clear of all liens, charges and encumbrances prior to the lien of the Indenture except permitted encumbrances as defined in the Indenture (it being un-derstood that such foregoing opinion may be based (1) on searches of available public records performed within five business days prior to the Closing Date and (2) upon a certificate of the Company); and the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture;

               (viii) The Indenture and the Purchased Bonds conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (ix) This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

               (x) Neither the issuance, sale and delivery of the Purchased Bonds nor the execution, delivery and performance by the Company of this Agreement, any Delayed Delivery Contract, the Supplemental Indenture or the Purchased Bonds will conflict with, violate or result in breach of any Missouri law or administrative regulation or any court decree known to such counsel applicable to the Company (it being understood that such counsel need express no opinion as to matters subject to the jurisdiction of the Public Service Commission of the State of Missouri, the Corporation Commission of Oklahoma, the State Corporation Commission of the State of Kansas or the Arkansas Public Service Commission or as to the securities or Blue Sky laws of any jurisdiction), conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation, as amended, or By-Laws, as amended, of the Company or of any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company (other than the lien of the Indenture);

               (xi) Relying as to materiality to a large extent upon the statements and opinions of representatives of the Company, such counsel have no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates and, with respect to the Prospectus, also as of the Closing Date, contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of contracts and other documents are accurate and fairly present the information therein shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus by
          Item 103 of Regulation S-K under the Act which are not described as so required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus pursuant to
          Item 11 of Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which are not described and filed as so required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical information contained in the Registration Statement or the Prospectus; and

               (xii) Other than disclosed or contemplated by the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of its officers is a party or of which any of its properties is subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to result in a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

     In rendering such opinion, Spencer, Scott & Dwyer, P.C. may rely, as to the incorporation of the Company and all matters governed by Kansas law, upon the opinion of Anderson & Byrd referred to in paragraph (b) above and, as to all matters covered thereby, upon the opinion of Brydon, Swearengen & England, Professional Corporation referred to in paragraph (d) below.

          (d) You shall have received an opinion, dated the Closing Date, of Brydon, Swearengen & England, Professional Corporation, special regulatory counsel for the Company, to the effect that all approvals of the Public Service Commission of the State of Missouri, the Corporation Commission of Oklahoma and the Arkansas Public Service Commission which are required for the issuance, sale and delivery of the Purchased Bonds have been obtained; any conditions in such approvals required to be satisfied prior to the issuance of the Purchased Bonds have been duly satisfied; such approvals are in full force and effect; and no further approval, authorization, consent or other order of any public board or body in the States of Missouri, Oklahoma or Arkansas is legally required for the issuance, sale and delivery of the Purchased Bonds or the execution, delivery and performance by the Company of the Supplemental Indenture, the Purchased Bonds, this Agreement or any Delayed Delivery Contract (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of any jurisdiction).

          (e) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, counsel for the Company, to the effect that:

               (i) The Purchasers' Bonds have been duly authorized, executed, issued and delivered by the Company and constitute, and the Contract Bonds have been duly authorized and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers pursuant to Delayed Delivery Contracts will constitute, valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the Indenture or by general principles of equity and, (A) as to the Company's interest in the Iatan Generating Station, except as the same may be limited by the terms of the Iatan Station Ownership Agreement, dated July 31, 1978, among Kansas City Power & Light Company, St. Joseph Light & Power Company and the Company and of any other agreements by the Company relating to its interest in such station and (B) as to the Company's interest in the State Line Combined Cycle Generating Facility, except as the same may be limited by the terms of the Agreement for the Construction, Ownership and Operation of State Line Combined Cycle Generating Facility, dated July 26, 1999, as amended, among the Company, as an owner, Westar Generating, Inc., as an owner and the Company, as agent and of any other agreements by the Company relating to its interest in such facility;

               (ii) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the Indenture or by general principles of equity and, (A) as to the Company's interest in the Iatan Generating Station, except as the same may be limited by the terms of the Iatan Station Ownership Agreement, dated July 31, 1978, among Kansas City Power & Light Company, St. Joseph Light & Power Company and the Company and of any other agreements by the Company relating to its interest in such station and (B) as to the Company's interest in the State Line Combined Cycle Generating Facility, except as the same may be limited by the terms of the Agreement for the Construction, Ownership and Operation of State Line Combined Cycle Generating Facility, dated July 26, 1999, as amended, among the Company, as an owner, Westar Generating, Inc., as an owner and the Company, as agent and of any other agreements by the Company relating to its interest in such facility;

               (iii) The Indenture and the Purchased Bonds conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (iv) All approvals of the State Corporation Commission of the State of Kansas, the Public Service Commission of the State of Missouri, the Corporation Commission of Oklahoma and the Arkansas Public Service Commission which are required for the issuance, sale and delivery of the Purchased Bonds have been obtained, and such counsel knows of no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

               (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel (after inquiry), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial or statistical information included therein and the Forms T-1 of the Trustees, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, the Trust Indenture Act and the applicable Rules and Regulations; and

               (vi) This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

     In rendering such opinion Cahill Gordon & Reindel LLP may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Kansas, Missouri, Arkansas and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson & Byrd; Brydon, Swearengen & England, Professional Corporation; and Spencer, Scott & Dwyer, P.C. referred to above.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus, and any subsequent amendments or supplements thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus, or any subsequent amendments or supplements thereto (other than to the extent set forth in paragraph (iii) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, and any subsequent amendments thereto, at the time they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no facts have come to the attention of such counsel which lead such counsel to believe that the Prospectus, and any subsequent amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in or incorporated by reference in the Registration Statement or Prospectus or any such amendments or supplements or the Forms T-1 of the Trustees).

          (f) You shall have received an opinion, dated the Closing Date, of Thompson Coburn LLP, counsel for the Purchasers, to the effect that:

               (i) The Purchasers' Bonds have been duly authorized, executed, issued and delivered by the Company and constitute, and the Contract Bonds have been duly authorized and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers pursuant to Delayed Delivery Contracts will constitute, valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the Indenture or by general principles of equity and, (A) as to the Company's interest in the Iatan Generating Station, except as the same may be limited by the terms of the Iatan Station Ownership Agreement, dated July 31, 1978, among Kansas City Power & Light Company, St. Joseph Light & Power Company and the Company and of any other agreements by the Company relating to its interest in such station and (B) as to the Company's interest in the State Line Combined Cycle Generating Facility, except as the same may be limited by the terms of the Agreement for the Construction, Ownership and Operation of State Line Combined Cycle Generating Facility, dated July 26, 1999, as amended, among the Company, as an owner, Westar Generating, Inc., as an owner and the Company, as agent and of any other agreements by the Company relating to its interest in such facility;

               (ii) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or the enforcement of the security provided by the Indenture or by general principles of equity and, (A) as to the Company's interest in the Iatan Generating Station, except as the same may be limited by the terms of the Iatan Station Ownership Agreement, dated July 31, 1978, among Kansas City Power & Light Company, St. Joseph Light & Power Company and the Company and of any other agreements by the Company relating to its interest in such station and (B) as to the Company's interest in the State Line Combined Cycle Generating Facility, except as the same may be limited by the terms of the Agreement for the Construction, Ownership and Operation of State Line Combined Cycle Generating Facility, dated July 26, 1999, as amended, among the Company, as an owner, Westar Generating, Inc., as an owner and the Company, as agent and of any other agreements by the Company relating to its interest in such facility;

               (iii) The Indenture and the Purchased Bonds conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (iv) All approvals of the State Corporation Commission of the State of Kansas, the Public Service Commission of the State of Missouri, the Corporation Commission of Oklahoma and the Arkansas Public Service Commission which are required for the issuance, sale and delivery of the Purchased Bonds have been obtained, and such counsel knows of no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

               (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel (after inquiry), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial or statistical information included therein and the Forms T-1 of the Trustees, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, the Trust Indenture Act and the applicable Rules and Regulations; and

               (vi) This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

     In rendering such opinion Thompson Coburn LLP may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Kansas, Arkansas and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson & Byrd; Brydon, Swearengen & England, Professional Corporation; and Spencer, Scott & Dwyer, P.C. referred to above. Thompson Coburn LLP need not express any opinion with respect to the matters set forth in paragraphs (i), (ii), (v), (vi),
     (vii) and (x) of the opinion of Spencer, Scott & Dwyer, P.C. referred to above.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus, and any subsequent amendments or supplements thereto, and related matters were discussed and reviewed. Such counsel shall also state that, on the basis of such participation (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), but without independently verifying, passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus, or any subsequent amendments or supplements thereto (except to the extent set forth in paragraph (iii) above), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, and any subsequent amendments thereto at the time they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no facts have come to the attention of such counsel which lead such counsel to believe that the Prospectus, and any subsequent amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in or incorporated by reference to the Registration Statement or Prospectus or any such amendments or supplements or the Forms T-1 of the Trustees).

          (g) You shall have received a letter or letters from the Company's independent registered public accounting firm, dated the date of this Agreement and the Closing Date and addressed to you, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and stating in effect that:

               (i) In their opinion, the consolidated financial statements and schedule of the Company examined by them which are included in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus (the "Form 10-K"), comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

               (ii) On the basis of procedures specified in such letter(s) (but not an audit in accordance with the standards of the PCAOB), consisting of reading the minutes of meetings of the stockholders and the Board of Directors of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100 "Interim Financial Information," on the unaudited condensed interim financial statements of the Company incorporated by reference in the Prospectus and reading the latest available unaudited interim financial data of the Company for the period from the latest balance sheet date incorporated into the Registration Statement to the date of the latest available interim financial data, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that has caused them to believe that: (1) any material modifications should be made to any unaudited financial statements incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles; (2) any unaudited financial statements incorporated by reference in the Prospectus do not comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations; (3) the latest available financial statements, not incorporated by reference in the Prospectus, have not been prepared on a basis substantially consistent with that of the audited financial statements incorporated in the Prospectus; (4) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income or net income; or (5) at a specified date not more than five business days prior to the date hereof (in the case of the letter delivered on the date hereof) and at a specified date not more than three business days prior to the Closing Date (in the case of the letter delivered on the Closing
          Date), there was any change in the capital stock or increase in total debt (including current maturities) of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the

          Prospectus, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

               (iii) Certain specified procedures have been applied to certain financial information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Prospectus and that such procedures have not revealed any disagreement between the financial information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

          (h) On the Closing Date there shall have been furnished to you a certificate, dated the Closing Date, from the Company, signed on behalf of the Company by the President, or the Vice President - Finance, stating in effect that to the best knowledge of the officer signing such certificate and except as may be reflected in or contemplated by the Registration Statement or stated in such certificate: (i) the representations and warranties of the Company contained in Section 3 of this Agreement are correct and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied on its part at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, or, to the knowledge of the signer thereof, are contemplated under the Act; and (iii) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, as supplemented or amended, there has been no material adverse change in the financial position or results of operations of the Company.

          (i) Subsequent to the execution and delivery of this Agreement, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any material change, or any development involving a prospective material change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Purchased Bonds on the terms and in the manner contemplated in the Prospectus.

          (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange (the "NYSE") or trading in any securities of the Company on the NYSE shall have been suspended (other than in the case of marketwide temporary halts or curbs) or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on the NYSE by the Commission, by the NYSE or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption in securities clearance or settlement systems, (iii) the United States shall have become engaged in major hostilities, there shall have been a substantial escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the public offering or the delivery of the Purchasers' Bonds, on the terms and in the manner contemplated in the Prospectus.

          (k) If a public offering of the Purchasers' Bonds is to be made, subsequent to the date of this Agreement and prior to the Closing Date, no rating of any of the Company's debt securities by any nationally recognized rating agency shall have been lowered by such agency and, subsequent to the date of this Agreement (except as set forth in the Prospectus), there shall have been no public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible further downgrading, of such rating).

          (l) The representations and warranties of the Company herein shall be true and correct as of the Closing Date and all agreements herein contained to be performed on the part of the Company at or prior to the Closing Date shall have been so performed.

          (m) You shall have been furnished such additional certificates and other evidence as you or your counsel may reasonably request showing fulfillment of the conditions contained in this Section 6 and existence of the facts to which the representations and warranties contained in Section 3 hereof relate.

          (n) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Bonds arranged by the Purchasers have been approved by the Company.

     7. Indemnification.

          (a) The Company will indemnify and hold harmless each Purchaser, its directors and officers and each person, if any, who controls any Purchaser within the meaning of the Act against the losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Purchaser, its directors and officers and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser, its directors and officers or such controlling person in connec-tion with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser specifically for use therein. The indemnification obligation contained in this Section 7 will be in addition to any liability which the Company may otherwise have.

     (b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligation contained in this Section 7 will be in addition to any liability which the Purchasers may otherwise have.

     In addition to any other information the Purchasers may furnish, the Purchasers hereby furnish to the Company specifically for use in the Prospectus the information with respect to the offering of the Purchased Bonds and the Purchasers set forth on the cover page and inside cover page of the Prospectus Supplement and under "Underwriting" or similar caption therein.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7. In case any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and acceptable to the indemnified party (the indemnified party shall not unreasonably reject such counsel), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of one counsel representing all indemnified parties shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with the other provisions of this Section 7.

     8. Contribution. If recovery is not available under the foregoing indemnification provisions of Section 7 of this Agreement, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Bonds (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers were treated as one entity for such purpose). No Purchaser or any person controlling such Purchaser shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchasers' Bonds purchased by such Purchaser and any Contract Bonds, less the aggregate amount of any damages which such Purchaser and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

     9. Termination.

     (a) This Agreement may be terminated at any time prior to the Closing Date by the Purchasers by written notice to the Company, if in the reasonable judgment of the Purchasers it is impracticable to offer for sale or to enforce contracts made by the Purchasers for the resale of the Purchasers' Bonds by reason of any of the events described in Section 6(i) or 6(j).

     (b) If this Agreement shall be terminated pursuant to Section 6 or 11 or this Section 9, or if the purchase of the Purchasers' Bonds by the Purchasers is not consummated because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform all the obligations under this Agreement, the Company shall not be liable to the Purchasers for damages arising out of the transactions covered by this Agreement, but the Company and the Purchasers shall remain liable to the extent provided in Sections 5(a), 7(a) and 8 hereof.

     (c) If the Company shall fail to deliver the Purchasers' Bonds to the Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or the Purchasers terminate this Agreement because any other condition of the Purchasers' obligations hereunder required to be fulfilled by the Company (except for Section 6(j)) is not fulfilled, the Company will reimburse the Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Purchasers in connection with this Agreement and the proposed purchase of the Purchasers' Bonds, and upon demand the Company shall pay the full amount thereof to the Purchasers. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Purchasers, the Company shall not be obligated to reimburse any defaulting Purchaser on account of those expenses.

     10. Survival of Indemnities, Representations and Warranties. The respective indemnities and agreements for contribution of the Company and the Purchasers and the respective representations and warranties of the Company and the Purchasers set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Purchasers or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Purchased Bonds or termination of this Agreement.

     11. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchasers' Bonds hereunder and the aggregate principal amount of Purchasers' Bonds which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of Purchasers' Bonds or less, you may make arrangements satisfactory to the Company for the purchase of such Purchasers' Bonds by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchasers' Bonds which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchasers' Bonds with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Purchasers' Bonds by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchasers' Bonds hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     12. Parties in Interest. This Agreement shall inure to the benefit of the Company, the Purchasers, the officers, directors and partners of such parties, each controlling person referred to in Section 7 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Purchasers' Bonds from a Purchaser or any subsequent holder thereof or any purchaser of any Contract Bonds or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased Bonds from any Purchaser or any subsequent holder thereof or any purchaser, as such purchaser, of any Contract Bonds or any subsequent holder thereof.

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any agreement previously entered into.

     13. Notices. All communications, terminations and notices hereunder shall be in writing and, if sent to any Purchaser, shall be mailed, delivered or telecopied and confirmed to it by letter to the address set forth for such Purchaser in Schedule A to the Purchase Agreement (or such other place as the Purchaser may specify in writing); if sent to the Company shall be mailed, delivered or telecopied and confirmed to the Company at 602 Joplin Street, Joplin, Missouri 64801, telecopier no. (417) 625-5153 (Attn: Vice President - Finance) (or such other place as the Company may specify in writing).

     14. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                   Schedule I

                            DELAYED DELIVERY CONTRACT


                                                       Dated:


THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Street
Joplin, Missouri  64801
Attention:

Ladies and Gentlemen:

     The undersigned hereby agrees to purchase from The Empire District Electric Company (the "Company"), and the Company agrees to sell to the undersigned,

                              $___________________

principal amount of the Company's [state title of issue] (the "Bonds") offered by the Company's Prospectus dated __________ and a Prospectus Supplement dated __________, receipt of copies of which is hereby acknowledged, at a purchase price of % of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract.

     The undersigned agrees to purchase such Bonds in the principal amounts and on the delivery dates (the "Delivery Dates") set forth below:

     Delivery                       Principal                Plus Accrued
       Date                          Amount                 Interest From:
________________              $_______________            ________________
________________              $_______________            ________________
________________              $_______________            ________________


     Payment for the Bonds which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or bank cashier's check in [same day or New York Clearing House funds] at __________ (or at such other place as the undersigned and the Company shall agree) at 11:00 A.M., New York City Time, on such Delivery Date upon issuance and delivery to the undersigned of the Bonds to be purchased by the undersigned on such Delivery Date in such authorized denominations and, unless otherwise provided herein, registered in such names as the undersigned may designate by written or telegraphic communications addressed to the Company not less than five full business days prior to such Delivery Date.

     The obligation of the Company to sell and deliver, and of the undersigned to take delivery of and make payment for, Bonds on each Delivery Date shall be subject to the conditions that (1) the purchase of Bonds to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject, (2) the sale of the Bonds by the Company pursuant to this contract shall not at the time of delivery be prohibited under the laws of any jurisdiction to which the Company is subject and (3) the Company shall have sold and delivered to the Purchasers such principal amount of the Purchased Bonds as is to be sold and delivered to them. In the event that Bonds are not sold to the undersigned because one of the foregoing conditions is not met, the Company shall not be liable to the undersigned for damages arising out of the transactions covered by this contract.

     Promptly after completion of the sale and delivery to the Purchasers, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Purchasers.

     Failure to take delivery of and make payment for Bonds by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

     The undersigned represents and warrants that (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Bonds hereby agreed to be purchased and (b) the undersigned does not contemplate selling the Bonds which it has agreed to purchase hereunder prior to the Delivery Date therefore.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other. This contract shall be governed by and construed in accordance with the laws of the State of Missouri. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so signed.

                                               Yours very truly,


                                               ___________________________
                                               By

                                               ___________________________

                                               ___________________________

                                               ___________________________
                                                       Address



Accepted, as of the date first above written


The Empire District Electric Company


By_________________________________

                 PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING


     The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:

(Please print.)

                                      Telephone No.
        Name                      (Including Area Code)             Department
        ----                      ---------------------             ----------